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                                                                  Exhibit 3.4(b)

                                     BY-LAWS

                                       OF

                           BEAZER HOMES HOLDINGS CORP.
                             A DELAWARE CORPORATION
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                               TABLE OF CONTENTS

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Article I -- Stockholders............................................  1

         1.    Annual Meetings.......................................  1
         2.    Special Meetings......................................  1
         3.    Quorums...............................................  2
         4.    Organization..........................................  2
         5.    Voting; Proxies: Required Vote........................  2
         6.    Inspectors............................................  3

Article II -- Board of Directors.....................................  4

         1.    General Powers........................................  4
         2.    Qualification; Number; Term; Remuneration.............  4
         3.    Quorum and Manner of Voting...........................  4
         4.    Places of Meetings....................................  4
         5.    Annual Meeting........................................  4
         6.    Regular Meetings......................................  5
         7.    Special Meetings......................................  5
         8.    Notice of Meetings....................................  5
         9.    Organization..........................................  5
         10.   Resignation...........................................  5
         11.   Vacancies.............................................  5
         12.   Action by Written Consent.............................  5
         13.   Electronic Communication..............................  5

Article III -- Committees............................................  6

         1.    Appointment...........................................  6
         2.    Procedures; Quorum and Manner of Acting...............  6
         3.    Action by Written Consent.............................  6
         4.    Electronic Communication..............................  6
         5.    Termination...........................................  6

Article IV -- Officers...............................................  6

         1.    Election and Qualifications...........................  6
         2.    Term of Office and Remuneration.......................  7
         3.    Resignation; Removal..................................  7


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         4.    Powers and Duties of Officers.........................  7

Article V -- Contracts, Etc..........................................  8

         1.    Contracts.............................................  8
         2.    Proxies; Powers of Attorney; Other Instruments........  8

Article VI -- Books and Records......................................  9

         1.    Location..............................................  9
         2.    Addresses of Stockholders.............................  9
         3.    Fixing Date for Determination of Stockholders of
               Record................................................  9

Article VII Certificates Representing Stock.......................... 10

         1.    Certificates, Signatures.............................. 10
         2.    Transfers of Stock.................................... 10
         3.    Fractional Shares..................................... 10
         4.    Lost, Stolen or Destroyed Certificates................ 11

Article VIII -- Dividends............................................ 11

Article IX -- Ratification........................................... 11

Article X -- Corporate Seal.......................................... 12

Article XI -- Fiscal Year............................................ 12

Article XII -- Waiver of Notice...................................... 12

Article XIII -- Amendments........................................... 12

Article XIV -- Indemnification....................................... 12

         1.    Power to Indemnify in Action, Suits or Proceedings
               Other Than Those By or In The Right of the
               Corporation........................................... 12
         2.    Power to Indemnify in Actions, Suits or Proceedings
               By or In The Right of the Corporation................. 13
         3.    Authorization of Indemnification...................... 13
         4.    Good Faith Defined.................................... 14


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                                                                    Page
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         5.    Indemnification By A Court............................ 14
         6.    Expenses Payable In Advance........................... 14
         7.    Non-Exclusivity and Survival of Indemnification....... 14
         8.    Meaning of "other enterprises" in connection with
               Employee Benefit Plans, etc........................... 15
         9.    Insurance............................................. 15


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                            ARTICLE I -- STOCKHOLDERS

            1. Annual Meetings.

                  (a) All meetings of the Stockholders for the election of directors shall be held in the County of New Castle, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

                  (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting.

                  (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this Section 1 or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

            2. Special Meetings.

                  (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of a Stockholder or Stockholders owning a majority in amount of the entire capital stock of
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the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

                  (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

                  (c) Business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice.

            3. Quorums.

                  (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

                  (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the Delaware General Corporation Law, the Certificate of Incorporation or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

            4. Organization. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting, but


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if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as Secretary of the meeting.

            5. Voting; Proxies: Required Vote.

                  (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and the affirmative vote of holders of a plurality of the stock present in person or represented by proxy and entitled to vote on such election shall elect such directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by the affirmative vote of holders of a majority of the stock present in person or represented by proxy and entitled to vote on such matter.

                  (b) Any action required or permitted to be taken at any meeting of Stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to these Stockholders who have not consented in writing.

                  (c) Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on the matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

            6. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by


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the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                        ARTICLE II -- BOARD OF DIRECTORS

            1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

            2. Qualification; Number; Term; Remuneration.

                  (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board of Directors shall be one or such other number as may be fixed from time to time by the Board of Directors or the Stockholders. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

                  (b) Directors who are elected at an annual meeting of Stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

                  (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for serving as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.


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            3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice.
The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

            4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

            5. Annual Meeting. Following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of Stockholders at the same place at which such Stockholders' meeting is held.

            6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.

            7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

            8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telephoning or faxing the same or by delivering the same personally not later than the day before the day of the meeting.

            9. Organization. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

            10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the director may be removed with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.


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            11. Vacancies. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the Stockholders, by vote of the Stockholders required for the election of directors generally.

            12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

            13. Electronic Communication. Any member or members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

                            ARTICLE III -- COMMITTEES

            1. Appointment. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

            2. Procedures; Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

            3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a


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meeting if all the members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee.

            4. Electronic Communication. Any member or members of a Committee of the Board of Directors may participate in a meeting of a Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

            5. Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                             ARTICLE IV -- OFFICERS

            1. Election and Qualifications. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

            2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

            3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors.

            4. Powers and Duties of Officers.

                  (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.


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                  (b) The President shall be the chief executive officer of the
Corporation and shall preside at all meetings of the Stockholders and, if there is no Chairman, of the Board of Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to this office.

                  (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments pertaining to the regular course of such Vice President's duties, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the President.

                  (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, and shall render, upon request, an account of all such transactions.

                  (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

                  (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors or President shall from time to time assign.


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                          ARTICLE V -- CONTRACTS, ETC.

            1. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

            2. Proxies; Powers of Attorney; Other Instruments.

                  (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the Chairman, the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

                  (b) The Chairman, the President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                         ARTICLE VI -- BOOKS AND RECORDS

            1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in these By-Laws or by such officer or agent as shall be designated by the Board of Directors.

            2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.


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            3. Fixing Date for Determination of Stockholders of Record.

                  (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  (c) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) or (b) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall


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be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                   ARTICLE VII CERTIFICATES REPRESENTING STOCK

            1. Certificates, Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

            2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferrable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

            3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

            4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have


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

been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                            ARTICLE VIII -- DIVIDENDS

            Subject to the provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the Stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. Stockholders shall receive dividends pro rata in proportion to the number of shares of Common Stock respectively held by them. A holder of Common Stock shall be deemed to share pro rata in all dividends declared by the Board of Directors within the meaning of the preceding sentence if such Stockholder receives assets (whether consisting of cash, securities, real property, equipment, inventory or other assets) the fair market value of which is in the same proportion to the fair market value of the total assets of the Corporation available for distribution as a dividend as the number of shares of Common Stock held by such holder of Common Stock is to the total number of issued and outstanding shares of Common Stock of the Corporation. A Stockholder shall not have the right to receive a pro rata share of each or any such asset available for distribution as a dividend, however, the Corporation shall not be prohibited hereby from making a pro rata distribution of each or any such asset available for distribution as a dividend. The fair market value of any and all assets of the Corporation distributed as a dividend shall be determined in the sole discretion of the Corporation's Board of Directors.

                           ARTICLE IX -- RATIFICATION

            Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or Stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, as appropriate, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                           ARTICLE X -- CORPORATE SEAL

            The corporate seal shall contain the words "Corporate Seal" and such additional information as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                            ARTICLE XI -- FISCAL YEAR

            The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on September 30.

                         ARTICLE XII -- WAIVER OF NOTICE

            Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                           ARTICLE XIII -- AMENDMENTS

            The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the Stockholders, and the Stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.

                         ARTICLE XIV -- INDEMNIFICATION

            1. Power to Indemnify in Action, Suits or Proceedings Other Than Those By or In The Right of the Corporation. Subject to Section 3 of this
Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' and other professionals' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

            2. Power to Indemnify in Actions, Suits or Proceedings By or In The Right of the Corporation. Subject to Section 3 of this Article XIV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            3. Authorization of Indemnification. Any indemnification under this
Article XIV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article XIV, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) if the Board of Directors so directs, by the Stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other


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

professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

            4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article XIV, a person shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe the conduct was unlawful, if the action is based on (a) the records or books of account of the Corporation or another enterprise (as defined below in this Section 4), or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, unless such person had reasonable cause to believe that reliance thereon would not be justifiable, or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert, as to matters reasonably believed to be within such other person's professional or expert competence. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XIV, as the case may be.

            5. Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article XIV, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XIV. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article XIV, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

            6. Expenses Payable In Advance. Expenses (including attorneys' and other professionals' fees) incurred by an officer or director in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XIV. Such expenses (including attorneys' and other professionals' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            7. Non-Exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to this Article XIV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article XIV (as distinguished from advancement of funds pursuant to Section 6 of this Article XIV) shall be made to the fullest extent permitted by law. The provisions of this Article XIV shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 and 2 of this
Article XIV but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article XIV shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this
Article XIV shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto.

            8. Meaning of "other enterprises" in connection with Employee Benefit Plans, etc. For purposes of this Article XIV (including Sections 1, 2, 4 and 9 hereof), references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XIV.

            9. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XIV.


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